Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 MEF of our report dated April 19, 2021 (June 21, 2021, as to the effects of the reverse stock split as described in Note 15) relating to the financial statements of Monte Rosa Therapeutics, Inc. included in Registration Statement No. 333-256773 on Form S-1 of Monte Rosa Therapeutics, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 23, 2021